EXHIBIT 10.2

HORMEL FOODS CORPORATION
2009 NONEMPLOYEE DIRECTOR DEFERRED STOCK PLAN
(Plan Adopted November 24, 2008)

1.                                       Introduction.

1.1.                              Plan History.  The Hormel Foods Corporation 2009 Nonemployee Director Deferred Stock Plan (the “Plan”) is adopted November 24, 2008.   The Plan is intended to replace the Hormel Foods Corporation Nonemployee Director Deferred Stock Plan which was first adopted October 4, 1999, and amended and restated November 24, 2003, September 18, 2006, and January 1, 2008 (the “Prior Plan”).  Deferred compensation credited under the Prior Plan shall continue to be governed by the terms of the Prior Plan.

1.2.                              Purpose.  The purpose of the Plan is to provide an opportunity for nonemployee members of the Board of Directors (the “Board”) of Hormel Foods Corporation (the “Company”) to increase their ownership of shares of the common stock of the Company, and thereby align their interest in the long-term success of the Company with that of the other stockholders of the Company.  This will be accomplished by allowing each participating director to elect voluntarily to defer all or a portion of his or her retainer and meeting fees into the right to receive shares of common stock, par value $.0586 per share, of the Company (“Common Stock”) at a later date pursuant to elections made by such director under this Plan.

2.                                       Eligibility.  Each individual who is a member of the Board (a “Director”) and who is not also an officer or other employee of the Company or its subsidiaries is eligible to participate in this Plan (an “Eligible Director”).

3.                                       Administration.  This Plan will be administered by the Compensation Committee of the Board (the “Committee”), which is composed solely of two or more Nonemployee Directors (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  All questions of interpretation of this Plan will be determined by the Committee, and each determination, interpretation or other action that the Committee makes or takes pursuant to the provisions of this Plan will be conclusive and binding for all purposes and on all persons.  The Committee will not be liable for any action or determination made in good faith with respect to this Plan.

4.                                       Election to Defer Receipt of Retainer and Fees.

4.1.                              Election to Defer Cash Compensation.  Each Eligible Director who decides to participate in this Plan (a “Participating Director”) may irrevocably elect to defer receipt of cash equal to 25%, 50%, 75% or 100% of the annual cash retainer (“Retainer”) payable to that Director for services to be rendered as a Director in the “Plan Year” (as defined below) following such election and 25%, 50%, 75% or 100% of the meeting fees payable for attendance at Board meetings or meetings of Committees of the Board (“Meeting Fees”) otherwise payable to such Director for services performed after the effective date of the Deferral Election (as defined in Section 4.2).  As of the date of adoption of this Plan, Eligible Directors are customarily paid the Retainer one-half on February 1 and one-half on August 1 of each year, and Meeting Fees are paid on the day of the meeting.  As used herein, “Plan Year” means the 12-month period which runs from January 1 through December 31.  Each deferral represents a voluntary election to forego the receipt of Retainer and/or Meeting Fees in return for the right to receive shares of Common Stock at a later date (such right being referred to as a “Stock Unit”).  The amounts to be deferred will be in the form of Stock Units credited to an account for the Participating Director (a “Deferred Stock Account”).

No shares of Common Stock will be issued to a Participating Director until he or she receives a payment under the Plan pursuant to Section 6.

4.2.                              Manner of Making Deferral Election.  A Participating Director may elect to defer payment of Retainer and Meeting Fees pursuant to this Plan by filing, no later than December 31 of each year (or by such earlier date as the Committee shall determine), an irrevocable election with the Committee on a form provided for that purpose (“Deferral Election”).  The Deferral Election shall be effective with respect to the Retainer and Meeting Fees otherwise payable for services performed during the following Plan Year unless the Participating Director shall revoke or change the election in accordance with the procedure set forth in Section 4.6.  The Deferral Election form shall specify an amount to be deferred expressed as a percentage of the Participating Director’s Retainer and Meeting Fees.

4.3.                              Credits to Deferred Stock Account for Deferrals.  On the last business day of each calendar quarter of the Plan Year (the “Credit Date”), a Participating Director shall receive a credit to his or her Deferred Stock Account.  The amount credited shall be in the form of Stock Units in a number equal to the number of shares of Common Stock (rounded to the nearest one-hundredth of a share) determined by dividing (i) the product of an amount equal to the Retainer and Meeting Fees specified for deferral that would otherwise have been paid to the Participating Director for the applicable calendar quarter multiplied by 105% by (ii) the Fair Market Value of one share of Common Stock on the Credit Date.

4.4.                              Dividend Credit.  Each time a dividend is paid on shares of Common Stock, the Participating Director shall receive a credit of Stock Units to his or her Deferred Stock Account equal to either the number of shares (if a stock dividend is paid) or that number of shares of Common Stock (rounded to the nearest one-hundredth of a share) having a Fair Market Value on the dividend payment date (if a cash dividend is paid) equal to the amount of the dividend that would have been payable on the number of shares of Common Stock equal to the number of Stock Units credited to the Participating Director’s Deferred Stock Account on the dividend record date.

4.5.                              Fair Market Value.  For purposes of converting dollar amounts into shares of Common Stock, the Fair Market Value of each share of Common Stock shall be equal to the closing price of one share of the Company’s Common Stock on the New York Stock Exchange-Composite Transactions (or such other principal stock exchange on which the Common Stock may then be listed) on the last business day of the applicable calendar quarter of the Plan Year for credits under Section 4 or the applicable payment date pursuant to Section 6.

4.6.                              Change in Election.  Prior to the first day of the Plan Year for which a Deferral Election is to become effective, each Participating Director may irrevocably elect in writing to change a Deferral Election, either to change the percentage of such Director’s Retainer and Meeting Fees to be deferred or to discontinue making deferrals and currently receive the entire Retainer and Meeting Fees in cash (an “Amended Election”).  Once a Deferral Election becomes effective as of the first day of a Plan Year, such election shall be irrevocable, and an Amended Election may only be made with respect to Retainer and Meeting Fees paid for services performed on or after the first day of the Plan Year commencing after the date of receipt of such Amended Election by the Company.

5.                                       Shares Available for Issuance.

5.1.                              Maximum Number of Shares Available.  Subject to adjustment pursuant to Section 5.2, the maximum number of shares of Common Stock that shall be available for issuance under this Plan shall be 200,000.  Shares issuable under this Plan may be either authorized but unissued shares, shares held in the treasury of the Company or shares acquired on the open market or otherwise.

5.2.                              Adjustments to Shares.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend, an appropriate adjustment will be made by the Committee in the number and/or kind of securities available for issuance under this Plan to prevent either the dilution or the enlargement of the rights of the Eligible Directors and Participating Directors.

6.                                       Deferral Payment.

6.1.                              Deferral Payment Election.  At the time of making the Deferral Election, each Participating Director shall also complete a deferral payment election specifying one of the payment options described in Sections 6.2 and 6.3, and the year following his or her Separation from Service (as that term is defined in Section 6.5 below) in which amounts credited to the Participating Director’s Deferred Stock Account shall be paid in a lump sum pursuant to Section 6.2, or in which installment payments shall commence pursuant to Section 6.3.  The deferral payment election shall be irrevocable as to all amounts credited to the Participating Director’s Deferred Stock Account.  The Participating Director may change the deferral payment election by means of a subsequent deferral payment election in writing that will take effect for deferrals credited for Plan Years after the date the Company receives such subsequent deferral payment election.

6.2.                              Payment of Deferred Stock Accounts in a Lump Sum.  Unless a Participating Director elects to receive payment of his or her Deferred Stock Account in installments as described in Section 6.3, credits to a Participating Director’s Deferred Stock Account shall be payable in full on February 15 of the year following the Participating Director’s Separation from Service (or the first business day thereafter) or such other later date as elected by the Participating Director pursuant to Section 6.1.  All payments shall be made in shares of Common Stock, with one share of Common Stock issued for each Stock Unit credited to the Participating Director’s Deferred Stock Account, plus cash in lieu of any fractional share.

6.3.                              Payment of Deferred Stock Accounts in Installments.  A Participating Director may elect to have his or her Deferred Stock Account paid in annual installments commencing the year following Separation from Service or commencing in a later year as elected by the Participating Director pursuant to Section 6.1.  All payments shall be made in shares of Common Stock, with one share of Common Stock issued for each Stock Unit credited to the Participating Directors Deferred Stock Account, plus cash in lieu of any fractional share.  All installment payments shall be made annually on February 15 of each year (or the first business day thereafter).  The amount of each installment payment shall be computed as the number of shares credited to the Participating Director’s Deferred Stock Account on the relevant installment payment date, multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed ten) minus the number of installments previously paid.  Amounts paid prior to the final installment payment shall be rounded to the nearest whole number of shares; the final installment payment shall be for the whole number of Stock Units then credited to the Participating Director’s Deferred Stock Account, together with cash in lieu of any fractional share.

6.4.                              Change of Control.  Notwithstanding the foregoing, in the event of a Participating Director’s Separation from Service within six months following a Change of Control (as defined below), credits to a Participating Director’s Deferred Stock Account shall be paid in a lump sum (notwithstanding any prior election to the contrary) to the Participating Director or the Participating Director’s beneficiary or estate, as the case may be, in whole shares of Common Stock (together with cash in lieu of a fractional share).  “Change of Control” means the occurrence of a “change in the ownership of the Company,” “change in effective control of the Company,” and/or a “change in the ownership of a substantial portion of the Company’s assets” as defined under Treasury Regulation § 1.409A-3(i)(5).

6.5.                              Separation from Service.  For purposes of this Section 6, a “Separation from Service” shall mean a complete severance of a Director’s relationship as a director of the Company and all affiliates, if any, and as an independent contractor of the Company and all affiliates, if any, for any reason.   A Director may have a Separation from Service upon resignation as a director even if the Director then becomes an employee.   Separation from Service shall be construed to have a meaning consistent with the term “separation from service” as used and defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  If a Director is a “specified employee” (as that term is defined under Section 409A of the Code), the any amount that becomes payable upon the Director’s Separation from Service shall be made on the first day of the seventh month following such Separation from Service.

7.                                       Limitation on Rights of Eligible and Participating Directors.

7.1.                              Service as a Director.  Nothing in this Plan will interfere with or limit in any way the right of the Company’s Board or its stockholders to remove an Eligible Director or Participating Director from the Board.  Neither this Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Company’s Board or its stockholders have retained or will retain an Eligible Director or Participating Director for any period of time or at any particular rate of compensation.

7.2.                              Nonexclusivity of the Plan.  Nothing contained in this Plan is intended to effect, modify or rescind any of the Company’s existing compensation plans or programs or to create any limitations on the Board’s power or authority to modify or adopt compensation arrangements as the Board may from time to time deem necessary or desirable.

8.                                       Plan Amendment, Modification and Termination.  The Board may suspend or terminate this Plan at any time.  The Board may amend this Plan from time to time in such respects as the Board may deem advisable in order that this Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company’s best interests.  If there is a termination of the Plan with respect to all Participants, the Board shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to amend the Plan to immediately pay all benefits in a lump sum following such Plan termination, to the extent permissible under Section 409A of the Code.

9.                                       Effective Date and Duration of the Plan.  This Plan shall become effective as of November 24, 2008, subject to approval by the stockholders of the Company within six months thereafter, and will continue until the earlier to occur of (i) the termination of the Plan by Board or (ii) November 23, 2018.

10.                                 Participants Are General Creditors of the Company.  The Participating Directors and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to this Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company.  Although the Company expects to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Participating Director nor any beneficiary thereof shall have a legal, beneficial or security interest therein.

11.                                 Miscellaneous.

11.1.                        Securities Law and Other Restrictions.  Notwithstanding any other provision of this Plan or any Deferral Election or Amended Election delivered pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan and a Participating Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

11.2.                        Governing Law.  The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the internal laws (without regard to conflict of laws principles) of the State of Delaware.